Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WMS Industries Inc. Non-Qualified Deferred Compensation Plan of our report dated August 9, 2004, with respect to the consolidated financial statements and schedule of WMS Industries Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004.

                                        /s/ Ernst & Young LLP

Chicago, Illinois
December 9, 2004